EXHIBIT 5.1

BLACK SWAN
Legal Counsel, PLLC


                                                                 October 3, 2006
WGL Entertainment Holdings, Inc.
963 Helmsley Court, Unit 107
Lake Mary, Florida 32746

Re: Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of WGL Entertainment Holdings, Inc. - Amended and Restated 2006 Stock Incentive Plan

Ladies and Gentlemen:

     We have acted as special counsel to WGL Entertainment Holdings, Inc., a Delaware corporation (the "COMPANY"), in connection with the preparation of the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (the "POST EFFECTIVE AMENDMENT") to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the 1,500,000,000 shares of the Company's Common Stock, $.001 par value per share (the "COMMON STOCK"), which may be issued pursuant to the Amended and Restated 2006 Stock Option Plan (the "PLAN"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K under the Securities Act. The 1,500,000,000 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "SHARES."

     We have examined the Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware, the Bylaws of the Company, proceedings of the Board of Directors of the Company in connection with the amendment and restatement of the of the Plan and the filing of the Post Effective Amendment, and such other records and documents of the Company, and such other documents as we have deemed appropriate as a basis for the opinion set forth in this letter.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America and the General Corporation Law of the State of Delaware in connection with the transactions contemplated herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have, with your permission, relied upon statements and representations of officers and other representatives of the Company and of public officials.

     The opinion set forth below is subject to the further assumption that the registrar and transfer agent for the Common Stock will duly record in the share record books of the Company the issuance of the Common Stock pursuant to the Plan and countersign the stock certificates evidencing such Common Stock.

     Based on the foregoing, it is our opinion that the Shares covered by the Post Effective Amendment and issuable pursuant to the Plan, when issued in

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accordance  with  the terms and conditions of the Plan, will be duly and validly issued,  fully  paid  and  non-assessable.

     We have, with your permission, assumed that the provisions of the Delaware General Corporation Law with respect to the subject matter of this opinion are substantially the same as those of the Florida Business Corporation Act. We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal securities laws of the United States of America.

     This opinion letter is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Post Effective Amendment, may be relied upon by you and the Commission only in connection with the Post Effective Amendment, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5.1 in the Post Effective Amendment. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.


                         BLACK  SWAN  LEGAL  COUNSEL,  PLLC


                         By:  /s/ Russell T. Alba
                              ---------------------------------------
                              Russell T. Alba

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